UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LEPERCQ CORPORATE INCOME FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	033-04215	13-3779859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 21, 2018, Lexington Realty Trust, which we refer to as the Trust, entered into the Second Amendment to Credit Agreement, which we refer to as the Credit Agreement Amendment, among the Trust, as borrower, KeyBank National Association, as agent, and each of the lenders party thereto. The parties entered into the Credit Agreement Amendment for the primary purpose of releasing Lepercq Corporate Income Fund L.P., which we refer to as LCIF, as a borrower under the Credit Agreement, dated as of September 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and making certain other related changes to the Credit Agreement to reflect the release of LCIF. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which we refer to as this Current Report.

Item 1.02.    Termination of a Material Definitive Agreement.

To the extent that the release of LCIF as a borrower under the Credit Agreement constitutes a termination of a material definitive agreement with respect to LCIF, the disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02 of this Current Report.

On December 21, 2018, the Trust delivered a certificate under (1) the Indenture, dated as of June 10, 2013 (as amended and supplemented from time to time (the “2013 Indenture”), among the Trust, certain subsidiaries of the Trust signatories thereto and U.S. Bank National Association (“U.S. Bank”), and (2) the Indenture, dated as of May 9, 2014 (as amended and supplemented from time to time (the “2014 Indenture”), among the Trust, certain subsidiaries of the Trust signatories thereto and U.S. Bank. The certificate provides (1) notice to U.S. Bank, as Trustee under the 2013 Indenture and the 2014 Indenture, of the termination of LCIF’s obligations under the Credit Agreement, which was previously designated as the “Principal Credit Agreement” (as defined in the 2013 Indenture and the 2014 Indenture), and (2) the automatic and unconditional release of LCIF from its obligations under (i) the “Guarantee” as defined in the 2013 Indenture and the 2014 Indenture, (ii) the 2013 Indenture and the 2014 Indenture, (iii) the “Registration Rights Agreement” (as defined in the 2013 Indenture) and (iv) the termination of such Guarantees.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Credit Agreement, dated as of December 21, 2018, among Lexington Realty Trust, as borrower, KeyBank National Association, as agent, and each of the lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: December 28, 2018	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Lepercq Corporate Income Fund L.P.
By: Lex GP-1 Trust, its general partner

Date: December 28, 2018	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President